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                                                                   EXHIBIT 10.25


                       FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is made and entered into as of the 29th day of July, 1997, by and between THE CARELL FAMILY LLC, a Tennessee Limited Liability Company ("Lessor") and CENTRAL PARKING SYSTEM OF TENNESSEE, INC., a Tennessee Corporation ("Lessee").

                              W I T N E S S E T H:

WHEREAS, Lessor and Lessee have entered into a certain Lease Agreement dated October 6, 1995, (the "Lease") whereby Lessor has leased to Lessee a certain parking lot located in Nashville, Tennessee, a more particular description of which is attached to the Lease; and

WHEREAS, the parties desire to amend the Lease as provided herein below.

NOW, THEREFORE, for and consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, do hereby agree to amend the Lease as follows:

1. Capitalized Terms. Any capitalized terms used in this Amendment that are not defined herein shall have the meanings given those terms in the Lease.

2. Percentage Rent. Paragraph 4(a) of the Lease is hereby amended to include the following provision related to percentage rent:

                  Additionally, effective April 1, 1997, Lessee shall pay Lessor quarterly on or before the 30th day following the end of the previous calendar quarter an amount equal to 60% of Gross Parking Revenue, as defined in the Lease, collected by Lessee in the operation of a parking facility on the Premises in excess of $400,000 annualized per Lease Year (the "Percentage Rent Threshold"). Lessee shall submit to Lessor no later than the 30th day after the expiration of each calendar quarter a verified



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                  report showing Gross Parking Revenue, a calculation of the percentage rent and payment of the then due percentage rent, if any.

3. No Other Changes. Except as herein expressly amended, the Lease shall remain in full force and effect. All covenants, terms, conditions, and obligations of the Lease not modified or amended by this Amendment are hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day first above written.


                                       LESSOR:

                                       THE CARELL FAMILY LLC


                                       BY: /s/ Monroe J. Carell
                                           -------------------------------------
                                       Monroe J. Carell, Chief Manager



                                       LESSEE:

                                       CENTRAL PARKING SYSTEM OF TENNESSEE, INC.

ATTEST:


        /s/ Alexander S. Fuqua         BY: /s/ James H. Bond
        -------------------------          -------------------------------------
        Alexander S. Fuqua                 James H. Bond
        Associate Counsel                  President